UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

BDO USA, LLP (“BDO”) was previously the independent registered public accounting firm for Ideanomics, Inc. (the “Company”) since September 24, 2021. On July 21, 2022, the Company dismissed BDO. The dismissal of BDO was approved by the Audit Committee of the board of directors of the Company (the “Audit Committee”). BDO was appointed as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021, on September 24, 2021, and did not issue an audit report on the Company’s financial statements for the fiscal year ended December 31, 2021.

During the fiscal year ended December 31, 2021, and through July 21, 2022, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements. During the fiscal year ended December 31, 2021, and through July 21, 2022, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to them made by the Company in this Current Report on Form 8-K (this “8-K”).

(b) Newly Engaged Independent Registered Public Accounting Firm

On July 27, 2022, the Company engaged Grassi & Co., CPAs, P.C. (“Grassi”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2021. The decision to appoint Grassi was approved by the Audit Committee. During the fiscal years ended December 31, 2021 and 2020 and through July 27, 2022, neither the Company, nor anyone on its behalf, consulted Grassi regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grassi that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01. Other Events.

On July 25, 2022, the Company received formal notice that the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) had granted the Company’s request for continued listing on Nasdaq pursuant to an extension through September 12, 2022 to evidence full compliance with Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1). Pursuant to the terms of the Staff’s determination, on or before September 12, 2022, the Company must file with the SEC the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which in the normal course must be filed with the SEC by August 14, 2022 (collectively, the “Periodic Reports”).

The Company is diligently working to file the Periodic Reports with the SEC by September 12, 2022, in accordance with the terms of the Staff’s decision; however, there can be no assurance the Company will be able to do so. In the event the Company does not evidence full compliance with Nasdaq’s filing requirement by September 12, 2022, the Staff will issue a delist determination, which the Company will have the right to appeal to a Nasdaq Hearings Panel (the “Panel”). The Company’s request for a hearing would stay any further action by the Staff at least pending a hearing, the subsequent issuance of a decision by the Panel, and the expiration of any additional extension the Panel may grant to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: July 27, 2022	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer